Exhibit 99.4

September     , 2010

Dear Friends of SharePlus:

As you know, the Board of Directors of SharePlus Federal Bank has voted unanimously in favor of a plan of conversion whereby SharePlus will convert from a mutual to stock form of organization. We are converting to complete the final phase in our journey from a credit union to a full-service publicly traded community bank, and so the Bank will be structured in the form of ownership that we believe will best support our future growth. We have recently announced that the subscription offering period to purchase shares of SP Bancorp, Inc. common stock has been completed and the community offering phase has commenced. Accordingly, we can now accept orders from the public in the community offering for unsubscribed shares.

As a depositor of SharePlus, you previously received our prospectus dated August 12, 2010 and proxy voting materials. A prospectus supplement that supplements our prospectus is enclosed. If you wish to subscribe for shares of common stock, please contact the Conversion Center for a stock order form and an additional copy of the prospectus. The stock order form should be returned to SP Bancorp, Inc., together with your payment for the shares, by mail using the postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery to any full-service branch, or by overnight courier to the SP Bancorp, Inc. Conversion Center located at 5224 W. Plano Parkway, Plano, Texas 75093. Your order must be physically received (not postmarked) by SP Bancorp, Inc. no later than 4:00 p.m., Dallas Time, on Thursday, October 14, 2010.

Please call our Conversion Center at 800-387-1024, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Dallas Time, if you have questions. The Conversion Center will be closed on Monday, October 11th in observance of the Columbus Day holiday.

As a reminder, your vote is important as well, so if you have not done so, please vote your proxy today.

Sincerely,

/s/ Jeff Weaver	/s/ Paul Zmigrosky
Jeff Weaver	Paul Zmigrosky
President and CEO	Chairman of The Board

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus, including the prospectus supplement.

September     , 2010

Dear Friends of SharePlus:

As you may know, the Board of Directors of SharePlus Federal Bank has voted unanimously in favor of a plan of conversion whereby SharePlus Federal Bank will convert from the mutual to the stock form of organization. We are converting to complete the final phase in our journey from a credit union to a full-service publicly traded community bank, and so the Bank will be structured in the form of ownership that we believe will best support our future growth. As a depositor of SharePlus, you should have previously received a prospectus and proxy materials.

The initial subscription period to purchase shares of SP Bancorp, Inc. common stock has been completed. Accordingly, we can now accept orders from the public in the community offering for unsubscribed shares. The enclosed prospectus and the prospectus supplement describe the stock offering of SP Bancorp, Inc. and our operations. The table on page 8 will provide you with examples of other banks that have recently converted. Our board and management team are detailed on page 110. Please read the entire prospectus, including the prospectus supplement, carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to SP Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery to any full-service branch, or by overnight courier to the SP Bancorp, Inc. Conversion Center located at 5224 W. Plano Parkway, Plano, Texas 75093. Your order must be physically received (not postmarked) by SP Bancorp, Inc. no later than 4:00 p.m., Dallas Time, on Thursday, October 14, 2010.

If you have any questions after reading the enclosed material, please call our Conversion Center at 800-387-1024, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Dallas Time. The Conversion Center will be closed on Monday, October 11th in observance of the Columbus Day holiday.

Sincerely,

/s/ Jeff Weaver	/s/ Paul Zmigrosky
Jeff Weaver	Paul Zmigrosky
President and CEO	Chairman of The Board

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus, including the prospectus supplement.

September     , 2010

Dear Friends of SharePlus:

As you may know, the Board of Directors of SharePlus Federal Bank has voted unanimously in favor of a plan of conversion whereby SharePlus Federal Bank will convert from the mutual to the stock form of organization. We are converting to complete the final phase in our journey from a credit union to a full-service publicly traded community bank, and so the Bank will be structured in the form of ownership that we believe will best support our future growth.

The initial subscription period to purchase shares of SP Bancorp, Inc. common stock by our depositors is complete and, accordingly, we can now accept orders from the public in the community offering for unsubscribed shares. As a lending customer of SharePlus, we are happy to announce that we can now provide you with this opportunity as well. The enclosed prospectus and prospectus supplement describe the stock offering of SP Bancorp, Inc. and our operations. The table on page 8 will provide you with examples of other banks that have recently converted. Our board and management team are detailed on page 110. Please read the entire prospectus and prospectus supplement carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to SP Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery to any full-service branch, or by overnight courier to the SP Bancorp, Inc. Conversion Center located at 5224 W. Plano Parkway, Plano, Texas 75093. Your order must be physically received (not postmarked) by SP Bancorp, Inc. no later than 4:00 p.m., Dallas Time, on Thursday, October 14, 2010.

If you have any questions after reading the enclosed material, please call our Conversion Center at 800-387-1024, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Dallas Time. The Conversion Center will be closed on Monday, October 11th in observance of the Columbus Day holiday.

Sincerely,

/s/ Jeff Weaver	/s/ Paul Zmigrosky
Jeff Weaver	Paul Zmigrosky
President and CEO	Chairman of The Board

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus, including the prospectus supplement.

September     , 2010

Dear Friends of SharePlus:

As you may know, the Board of Directors of SharePlus Federal Bank has voted unanimously in favor of a plan of conversion whereby SharePlus Federal Bank will convert from the mutual to the stock form of organization. We are converting to complete the final phase in our journey from a credit union to a full-service publicly traded community bank, and so the Bank will be structured in the form of ownership that we believe will best support our future growth.

The initial subscription period to purchase shares of SP Bancorp, Inc. common stock by our depositors is complete. Accordingly, we can now accept orders from the public in the community offering for unsubscribed shares. We are happy to announce that we can now provide you with this opportunity as well. The enclosed prospectus and prospectus supplement describe the stock offering of SP Bancorp, Inc. and our operations. The table on page 8 will provide you with examples of other banks that have recently converted. Our board and management team are detailed on page 110. Please read the entire prospectus, including the prospectus supplement, carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to SP Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery to any full-service branch, or by overnight courier to the SP Bancorp, Inc. Conversion Center located at 5224 W. Plano Parkway, Plano, Texas 75093. Your order must be physically received (not postmarked) by SP Bancorp, Inc. no later than 4:00 p.m., Dallas Time, on Thursday, October 14, 2010.

If you have any questions after reading the enclosed material, please call our Conversion Center at 800-387-1024, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Dallas Time. The Conversion Center will be closed on Monday, October 11th in observance of the Columbus Day holiday.

Sincerely,

/s/ Jeff Weaver	/s/ Paul Zmigrosky
Jeff Weaver	Paul Zmigrosky
President and CEO	Chairman of The Board

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus, including the prospectus supplement.